                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Editor's Contact:
Thomas R. Anderson                      Michael R. Manning
Vice President, CFO                     Secretary & Treasurer
QLogic Corporation                      QLogic Corporation
Phone: 714/668-5092                     Phone: 714/668-5344
Fax: 714/668-5090                       Fax: 714/668-5384

                           QLOGIC CORPORATION REPORTS
                        FIRST QUARTER EARNINGS PER SHARE

        Costa Mesa, Calif., July 17, 1997 -- QLogic Corporation (Nasdaq:QLGC), a leader in the I/O industry, announced today that revenues for its first fiscal quarter ended June 29, 1997 rose to $18.2 million, up 15.5% compared to the $15.7 million reported for the same quarter a year ago. First quarter net income grew 132% to $2.2 million, or $0.35 per share, compared to the $967,000 or $0.16 per share, reported a year ago.

        "Growth in demand for QLogic's host computer I/O products continued to drive revenue expansion during the first quarter, with SCSI solutions continuing to dominate our business," noted H.K. Desai, the Company's president and chief executive officer. "In addition, customer interest in QLogic's new fibre channel products has led to a number of evaluation installations of our ISP2100 controller around the world."

        During the first quarter, the Company recorded further improvements in gross margin and operating margin, largely resulting from favorable product mix and manufacturing efficiencies. The increased profitability of the Company, coupled with improved cash management, allowed the Company's cash position to grow by $4.0 million during the first quarter to $23.1 million.

        QLogic Corporation is a leading designer and supplier of semiconductor and board-level I/O (input/output) products. The Company's products provide a high performance connection between computer systems and their attached data storage peripherals, such as hard disk and tape drives, CD-ROM drives and RAID subsystems, QLogic provides I/O technology solutions by designing and marketing single chip controller and adapter board products for both sides of the computer/peripheral device interlink, or "bus." Historically, the Company has targeted the high performance sector of the I/O market, focusing primarily on the small computer system interface (SCSI) standard. The Company is utilizing its I/O expertise to develop products for emerging I/O standards such as fibre channel. Fibre channel is experiencing early industry acceptance as a higher performance solution that maintains signal integrity while allowing for increased connectivity between a computer system and its data storage peripherals.

        With the exception of historical information, the statements set forth above include forward-looking statements that involve risks and uncertainties. The Company wishes to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Those factors include the Company's ability to develop and produce new technologies; new and changing technologies; a change in semiconductor foundry conditions; fluctuations in the growth of I/O markets; fluctuations or cancellations in orders from OEM customers; the Company's ability to compete effectively with other companies; and cancellation of OEM products associated with design wins. These and other factors which could cause actual results to differ materially from those in the forward-looking statements are also discussed in the Company's filings with the Securities and Exchange Commission, including its recent filings on Form S-3, 10-K and 10-Q.

        More information on QLogic is available from the Company's SEC filings. Contact QLogic Corporation, 3545 Harbor Blvd., Costa Mesa, CA 92626. Sales 800/662-4471. Corporate 714/438-2200. World Wide Web http://www.qlc.com.

                               QLOGIC CORPORATION
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (Unaudited)
                                 (in thousands)

                                     ASSETS

                                                                     June 29, 1997    March 30, 1997
                                                                     -------------    --------------
Current Assets:
  Cash and cash equivalents .........................................    $23,195          $19,091
  Accounts and notes receivable, net ................................      4,402            5,720
  Inventories .......................................................      5,860            4,794
  Deferred income taxes .............................................      1,834            1,149
  Prepaid expenses and other current assets .........................        467              391
                                                                          ------           ------
    Total current assets ............................................     35,698           31,145

  Property and equipment, net .......................................      4,811            5,043
  Other assets ......................................................      1,289              775
                                                                          ------           ------
                                                                         $41,798          $36,963
                                                                         =======          =======
                       LIABILITY AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable and accrued expenses .............................    $13,596          $11,109
  Current installments of capitalized lease obligations .............        218              225
                                                                          ------           ------
    Total current liabilities .......................................     13,814           11,334

  Capitalized lease obligations, excluding current installments .....        301              352
  Other Non-current liabilities .....................................        924              225

    Total stockholders' equity ......................................     26,759           24,353
                                                                          ------           ------
                                                                         $41,798          $36,963
                                                                         =======          =======

                               QLOGIC CORPORATION

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                  (Unaudited)

                (in thousands, except share and per share data)



                                                     June 29        June 30,
                                                        1997           1996
                                                     -------        -------
Net revenues                                         $18,172        $15,740
Cost of sales                                          7,840          9,585
        Gross profit                                 _______        _______


Operating expenses:
        Engineering and development                    3,528          2,089
        Selling and marketing                          2,082          1,357
        General and administrative                     1,355          1,117
                                                     _______       ________

           Total operating expense                     6,965          4,563
                                                     _______       ________

Operating income                                       3,367          1,592

        Interest income                                  292             59

Income before income taxes                             3,649          1,651

        Income tax provision                           1,405            684
                                                     _______       ________

Net income                                          $  2,244       $    967
                                                    ========       ========
Net income per common and equivalent shares        6,353,000      5,894,000
                                                   =========      =========